UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

STRATSSM Trust for Sprint Capital Corporation Securities, Series 2004-2
________________________________________
(Exact name of Registrant as specified in its charter)

Synthetic Fixed-Income Securities, Inc.
________________________________________
(Exact name of Sponsor and Depositor as specified in its charter)

Delaware	001-31985	52-2316339
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-214-6277

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01         Other Events.

The STRATSSM Trust for Sprint Capital Corporation Securities, Series 2004-2 (the “Trust”), has liquidated its assets and terminated.  An initial liquidation distribution of Underlying Securities was made with respect to the Certificates of the Trust on September 18, 2013, pursuant to the terms of the Base Trust Agreement, dated as of September 26, 2003 (the “Base Trust Agreement”), between Synthetic Fixed-Income Securities, Inc., as trustor (in such capacity, the “Trustor”) and U.S. Bank Trust National Association, as trustee (in such capacity, the “Trustee”) and the Series Supplement, dated as of January 30, 2004 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”) relating to the Trust (the September 18, 2013 Distribution”).

Pursuant to the terms of the Trust Agreement, beneficial holders of the 1,520,000 Class A-1 Certificates, each having a par value of $25 (CUSIP Number 784788200), were entitled to an aggregate allocation of $36,753,419.72 principal amount of Underlying Securities (CUSIP Number 852060AD4), representing $24.17988 of Underlying Securities for each Class A-1 Certificate.  Due to required minimum denominations for transfer of Underlying Securities, holders of fewer than 41.356698 Underlying Securities received distributions of cash only rather than in-kind distributions of Underlying Securities.  As a result of these and other entitlements to fractional amounts of Underlying Securities among the holders of the Class A-1 Certificates, the Trustee was unable to make a full distribution in kind of the Underlying Securities to the Depositary.

In the September 18, 2013 Distribution, the Depositary allocated $36,731,000 of the aggregate $36,753,419.72 principal amount of Underlying Securities to the Depositary’s participants (“DTC Participants”), which held the Class A-1 Certificates on behalf of the beneficial holders of the Class A-1 Certificates.  According to the Trustee, the Depositary instructed the Trustee to initially hold back $22,419.72 principal amount of Underlying Securities to be liquidated and the proceeds thereof distributed in lieu of fractional Underlying Securities due to required minimum denominations for transfer of Underlying Securities.

By September 24, 2013, all DTC Participants holding the Class A-1 Certificates were to have notified the Depositary how many additional Underlying Securities were required to be liquidated and the proceeds thereof distributed to the beneficial holders of the Class A-1 Certificates in lieu of fractional Underlying Securities.  The Depositary provided this information to the Trustee, and the Trustee liquidated the instructed number of Underlying Securities on September 30, 2013.  The Trustee delivered to the Depositary the proceeds of such liquidation of Underlying Securities in lieu of fractional Underlying Securities in an aggregate amount of $575,166.41 for distribution to the beneficial holders of the Class A-1 Certificates through DTC Participants.  The amount of such cash distribution to Holders of the Class A-1 Certificates in lieu of fractional Underlying Securities subsequent to the in-kind distribution will vary based on the liquidation price obtained in relation to the Underlying Securities allocable to particular lots held by or through individual participants in the Depositary.  The liquidation price in respect of individual participants in the Depositary depends on time of sale, available prices, lot sizes and other market factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

Date: September 30, 2013	By: /s/ Barbara Garafalo
Name: Barbara Garafalo
Title: Vice President